- Founder of SoftKey
- TV host and personality on shows such as ABC's Shark Tank
- Founder of O'Leary Financial Group
- Strategic Advisor at StartEngine

Kevin founded SoftKey, a computer software company, that he led to a $4B exit. After the acquisition, Kevin eventually found himself on television, quickly becoming a sought-after host and personality on a range of shows – including Discovery's Project Earth, CBC's Dragons' Den, and ABC's Shark Tank. Kevin O'Leary is StartEngine's Strategic Advisor, a StartEngine shareholder and a paid spokesperson to help bring awareness to equity crowdfunding and StartEngine's platform.

StartEngine's Milestones


June 2015
StartEngine Launches with First Offering
StartEngine launches its first offering Elio Motors, the first successful Regulation A+ offering that went on to raise $17M.
May 2016
Regulation Crowdfunding Begins
Regulation Crowdfunding becomes effective, creating a new category of equity crowdfunding for raises up to $1.07M
August 2017
100,000 Users!
The number of people who use StartEngine reaches 6 figures!
July 2019
Broker-Dealer
StartEngine establishes a broker-dealer and can provide brokerage services to the companies on the platform.
April 2020
Mr. Wonderful Joins StartEngine
Renowned businessman and investor Kevin O'Leary joins StartEngine as a Strategic Advisor and as an investor.
October 2020
StartEngine Raises an $18.8M Round
StartEngine closes its third Regulation A+
October 2020
StartEngine Secondary Launches
StartEngine launches its investor trading marketplace. Users can trade shares originally purchased via Reg A+ and Reg Crowdfunding.
March 2021
New Rules
The SEC increases the maximum companies can raise via Reg CF and Reg A+ to $5M and $75M respectively.

Frequently Asked Questions

What's changed between your last offering and now?

We raised over $18.8M at a $221M valuation in our last Regulation A+ offering, which closed in October 2020. Since then, we launched our trading platform StartEngine Secondary, one of the first marketplaces of its kind in the US. We also closed our last offering before we had released any information about our annual growth. In the last year, we have:



Increased the amount raised on StartEngine by
236%

Increased the number of new investors by
253%

Increased the size of the StartEngine team by
154%

Last year accelerated our growth, and beginning March 15th, 2021, new regulatory changes will accelerate our growth further. Starting March 15th, the maximum amount companies can raise via Reg CF in a 12-month period has been increased from $1.07M to $5M, and the 12-month maximum for Reg A+ offerings has been increased from $50M to $75M. These regulatory changes also increase the 12-month investment limit for investors.

In other words, companies can now raise more, and investors can now invest more. We believe that also means StartEngine can grow faster.

How do I make money on my investment?

Traditionally, you would have to wait until StartEngine went public or was acquired by another business to receive a return on your investment (a process that can take many years). Both are possible in StartEngine's future, but you may also be able to access liquidity on StartEngine's trading platform StartEngine Secondary. **StartEngine itself was the first company to quote its shares on StartEngine Secondary, and since launch, over $925,237 worth of shares has been traded between 775 investors.**

How are you different from your competitors?

We are not the only equity crowdfunding platform in the space, but we believe there are several important qualities that distinguish us from other platforms, including Wefunder, Republic, and SeedInvest. Some of those differentiators include:

Our CEO **Howard Marks** has a proven track record of building successful businesses with Activision.

We have launched a **trading platform for investors**, one of the first of its kind in the US.

We have **renowned businessman Kevin O'Leary** as our strategic advisor.

We have raised more capital for companies via Regulation Crowdfunding and Regulation A+ than any of our competitors, and 50% of companies that raise on StartEngine come back to raise again.

We offer unique services, such as StartEngine Secure for capitalization table management and StartEngine Promote for digital marketing.

We are the only platform to use Regulation A+ to raise funding for itself, and we have over 20,000 shareholders to spread the word about our business.

What are the risks?

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment. In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority.

The company is subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT CAN BE ACCESSED HERE.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST.

KEVIN O'LEARY IS A PAID SPOKESPERSON FOR STARTENGINE. READ THE 17-B DISCLOSURE HERE.

A COMPANY WHICH INTENDS TO APPLY TO LIST ITS SECURITIES ON STARTENGINE SECONDARY WILL BE SUBJECT TO CERTAIN REQUIREMENTS WHICH IT MAY OR MAY NOT BE ABLE TO SATISFY IN A TIMELY MANNER. EVEN IF A COMPANY IS QUALIFIED TO LIST ITS SECURITIES ON THE MARKET, THERE IS NO GUARANTEE THAT A DEMAND FOR THESE SECURITIES WILL EXIST. EVEN IF A COMPANY DOES MEET THE REQUIREMENTS FOR LISTING ITS SECURITIES, WE DO NOT KNOW THE EXTENT TO WHICH INVESTOR INTEREST WILL LEAD TO THE DEVELOPMENT AND MAINTENANCE OF A LIQUID TRADING MARKET. YOU SHOULD ASSUME THAT YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT FOR SOME TIME OR BE ABLE TO PLEDGE THESE SHARES AS COLLATERAL.

THE INFORMATION HEREIN MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, STARTENGINE CROWDFUNDING INC. (THE "COMPANY"), ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. THE WORDS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Meet Our Team



Johanna Cronin
Chief Marketing Officer



Josh Amster
Vice President, Sales & Business Development



Allen Jebsen
Vice President, Sales & Business Development



Jon Reyes
Chief Compliance Officer



Teddy Rounds
Sr Director of Funding



Ryan Deslauriers
Director of Trading



Diana Ciraulo
Senior Onboarding Manager



Max Crawford
Content Marketing Manager



Ali Jafri
Software Engineer



Gabe Beitcher
Onboarding Manager



Joe Mathews
VP of Engineering



Ryan Kim
Senior Software Engineer



Doryn Fine
Account Executive



David Maliglowka
Director of Funding Growth



Jay Chen
Counsel



Rachel Walker
Counsel



David Leonard
Investor Services Team



Matthew Quan
Funding Strategist



Amir Sedghi
Senior Software Engineer



Becca Rogers
Director of Investor Services



Aren Fakhourian
Staff Software Engineer



Iñaki Pedroarena-Leal
Head of Partnerships



Devender Gollapally
Principle Software Engineer

Josh Chu
Sr Manager, Growth Marketing



Katie Hasman
Business Development Representative



Sophie Mekjian
Business Development Representative



Kenrick Ong
Staff Software Engineer



Nikki Efstathiou
Creative Lead



Sara Chung
Creative Lead



Jay Patel
Test Engineer



Anders Hill
Account Executive



John Bullitt
Account Executive



Keante Pendleton
Funding Strategist



Hannah Cope
Investor Services Representative



Dwight Gordon
Senior Test Engineer



Joe Halloran
Counsel



Suzanne Riopel
Counsel



Kadley Gosselin
Creative Lead



Parker Costin
Director of Funding Growth



Josh Scott
Director of Funding Growth



Daniel Rosenthal
Investor Services Representative



Noah Ingram
Trading Operations Manager



Kavy Rattana
Senior Software Engineer



Tim Olesnavage
Head of Talent



Matija Dumancic
Business Development Representative



Shawn Mavunga
Funding Strategist



Tia Fung
Funding Strategist



Carrie Zhang
Funding Strategist



Rohan Sharma
iOS Engineer



Cameron Ehrlich
Staff iOS Engineer



Connor Larkin
Investor Services Representative



Asha Kuttikattu
Onboarding Counsel



Marwan Toumadi
Funding Strategist

start engine


start engine

Hi Max,

Thank you for all of the support during the past 6 weeks of StartEngine's test the waters campaign. We've been overwhelmed by the response from our community.

If you have indicated your interest to purchase shares in this campaign, we have your information stored in our system, and you will be notified by us, if and when our offering launches, so that you can have the opportunity to convert your interest into an investment.

If you'd like to continue to support StartEngine in the meantime, there are several things you can do:

- **Become a StartEngine Scout**: we are always looking for great companies to raise on StartEngine, and if you refer a founder to us, you will earn $5,000 cash if they raise with us. Become a scout **here**.
- **Refer Job Candidates to StartEngine**: we are growing our team quickly, and we are on the lookout for stellar candidates in a variety of open job positions. If you or someone you know is looking for work, check out our Careers page **here**.
- **Follow Us on Social**: Follow us on **LinkedIn**, **Twitter**, **Facebook**, and **Instagram** to stay up to date on StartEngine's news, and join us on Clubhouse for our weekly show **Billion Dollar Exit** every Wednesday at 5:30pm PT to watch founders pitch their business to our CEO Howard Marks and a rotating cast of entrepreneurs and investors, including Dollar Shave Club's Michael Dubin.

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT CAN BE ACCESSED HERE.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST.

KEVIN O'LEARY IS A PAID SPOKESPERSON FOR STARTENGINE. READ THE 17-B DISCLOSURE HERE.

Max Crawford <max@startengine.com>

Monthly Shareholder Newsletter: We've Closed This Phase of Our Test the Waters Campaign, a Quarterly Record, and More

StartEngine <community@startengine.com>
To: Max Crawford <max+3@startengine.com>

Fri, Apr 30, 2021 at 1:18 PM


SHAREHOLDER
Newsletter
APRIL 2021

Hi Max,

We have closed this phase of our test the waters campaign with indications of interest of over $8.5M for our upcoming Regulation A+ offering! We are so thankful for all of the support we've seen from our community over the past few weeks.

If you have indicated your interest to purchase shares in this campaign, we have your information stored in our system, and you will be notified by us, if and when our offering launches, so that you can have the opportunity to convert your interest into an investment.

Keep an eye out for our audited 2020 financials and the launch of our Regulation A+ offering in the coming weeks!

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT CAN BE ACCESSED HERE.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST.

A New StartEngine Record in Q1


$57
MILLION
RAISED!

In the first quarter of 2021, we **set a record for the amount raised in a single quarter** on StartEngine. **Over $57M was raised** across the first three months of 2021, which represents a **YoY increase of 214%** compared to Q1 2020 and a **64% increase compared to Q4 2020**.

Our growth this quarter makes you a shareholder in the market leader for equity crowdfunding.

No other platform raised more money for companies via Regulation A+ and Regulation Crowdfunding last quarter. Our two closest competitors, Wefunder and Republic, raised $44M and $34M respectively in Q1 via Reg CF and Reg A+.

We're excited by our growth this year and hope to continue to lead the industry while supporting your funding needs.

Knightscope Closes $21.9M Round


Knightscope
Offer Closing 4.21.21
$21,905,370
13,227
$447M
$10.00
$500.00
Preferred
Equity
$25M
0

Knightscope just closed their **second successful raise** on StartEngine, raising $21.9M! Knightscope now claims both of the two largest raises of all time on StartEngine and has raised a total of $44.9M through our platform. We are thrilled by their success and can't wait to see what comes next for Knightscope.

StartEngine Alumni on CNN


CNN BUSINESS
Markets Tech Media Success Perspectives Videos
Taco Bell will start reusing hot sauce packets
By Jordan Valinsky, CNN Business
Updated 10:20 AM ET, Wed April 21, 2021

Recycling company Terracycle was recently **featured on CNN** to discuss their new partnership with Taco Bell, which will help Taco Bell recycle used hot sauce packets. Terracycle **raised over $6M** on StartEngine from 4,107 investors in 2020.

StartEngine's CEO asks, "Are NFTs Securities?"

"On March 11th, Beeple became the third highest paid living artist with a $69M sale of one of his works as an NFT, a non-fungible token on the blockchain. This sale is one of many at the forefront of NFTs, blockchain's latest hype machine of digital collectibles. Entire marketplaces have emerged to facilitate the sale of NFTs, but what if one of the most popular NFT marketplaces is breaking securities laws?"

In an **Op-Ed on Hacker Noon** (which **raised $1M+ on StartEngine** back in 2019, StartEngine's Co-Founder & CEO Howard Marks unpacks the concept of NFTs and explores why some NFT marketplaces may be violating securities laws. In fact, the sale of NFTs may be a better fit for Regulation A+ and Regulation Crowdfunding and platforms like StartEngine...read more **here**.

Join Us on Clubhouse Every Wednesday at 5:30pm PT

Join us on Clubhouse and listen to entrepreneurs pitch their business to StartEngine's CEO Howard Marks and a rotating cast of entrepreneurs and investors in **Billion Dollar Exit!** We host the event every Wednesday at 5:30pm PT. Check out our page **here**!

8 Companies Reach $1M

AEXLAB, **Cadi**, **Waverly Labs**, **Honeybee Burger**, **Innovative Eyewear**, **AtomBeam**, **Graze**, and **Tapville** all reached $1M raised in March. Congratulations to these 8 companies!

Watch a Recording of Our Event With Morning Brew

Last month, we hosted an event with email newsletter Morning Brew! **Watch a recording of the event here** to listen to the conversation between StartEngine's Co-Founder & CEO Howard Marks and Morning Brew's Founder & CEO Alex Lieberman to learn about their entrepreneurial journeys and paths to success.

Max Crawford <max@startengine.com>

Coming Soon: Reserve Shares in StartEngine

StartEngine <community@startengine.com>
To: "max+982734@startengine.com" <max+982734@startengine.com>

Sun, Mar 21, 2021 at 1:45 PM

Coming Soon: StartEngine's Next Raise


start engine

Hi ,

We're coming back with a new round of funding! **Reserve your investment in StartEngine's planned $55M offering** and earn 10% bonus shares through your reservation if and when our offering goes live.

This week is historic for StartEngine as we celebrate crossing three important milestones for the company:

- **$300M+** raised
- **400,000+** members in our community
- **500+** offerings funded

This week also marks the SEC's regulatory changes to equity crowdfunding. The maximum amount companies can raise in a calendar year on StartEngine has been increased from $1.07M to $5M (Reg CF) and from $50M to $75M (Reg A+). In a celebratory event on Monday, our Strategic Advisor Kevin O'Leary said,

"The number one complaint I heard [from companies in my portfolio] was that Reg CF was limited by the $1.07M maximum. This is a big deal...if you believe in equity crowdfunding, you want to be a shareholder in what I see as the #1 equity crowdfunding platform because you are capturing the growth of a new capital market."

As you read through our new test the waters campaign page, you will see that StartEngine has seen significant growth in several key metrics in the past year:

- We increased the amount raised on StartEngine by **236% YoY**
- We increased the number of new investors by **256% YoY**
- We increased the size of the StartEngine team by **154% YoY**

Learn more about StartEngine's growth and where we are heading on our new campaign page.

Reserve Your Investment

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT CAN BE ACCESSED **HERE**.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST.

KEVIN O'LEARY IS A PAID SPOKESPERSON FOR STARTENGINE. READ THE 17-B DISCLOSURE **HERE**.

Attend StartEngine's Upcoming Shark Pitch This Friday

We are hosting our third quarterly pitch competition with Kevin O'Leary next Friday at 9am PT. 5 companies will be selected from over 1,000 applications to pitch their business directly to Mr. Wonderful for a chance to win $30,000 in cash prizes and $40,000 in value services from our sponsors. **RSVP here to watch the pitch competition live!**

Campaign Updates of the Week



Mobot | Featured on Podcast
The Pretty Happy Podcast sat down with Lani Cooper, Founder and CEO of MOBOT. **Learn More**



VITAL Card | New Advisory Board Member
Kevin Burke, the former CMO of Square and VISA, joined VITAL as an investor and member of the advisory board. **Learn More**



The Bad Stuff | Featured on Magazine Cover
The Bad Stuff made the front cover of Tequila Aficionado's February edition. **Learn More**


AEXLAB

AEXLAB | Featured on VR YouTube Channel
AEXLAB was the focus of ThrillSeeker's latest YouTube video. **Learn More**


TAPVILLE

Tapville | New Partnership
Tapville announced a new partnership with My Place Hotel. **Learn More**

StartEngine 3900 W Alameda Ave Suite 1200 Burbank, CA 91505

Max Crawford <max@startengine.com>

188% YoY Growth: Reserve Your Investment in StartEngine

StartEngine <community@startengine.com>
To: "max+982734@startengine.com" <max+982734@startengine.com>

Wed, Apr 28, 2021 at 9:34 AM



start
engine

StartEngine

The Future of Investing Is Here

$8,041713 Reserved | **4,967** Investors

$515 Min. Investment

Hi ,

Over $7.5M has been reserved in our campaign since we launched on March 15th, and we are so grateful for the support! If you haven't already reserved an investment in StartEngine, you still have the opportunity to do so and become part of a leading equity crowdfunding platform. Reasons to reserve an investment in StartEngine include:

- **188% YoY Growth**: StartEngine generated $5.4M in revenues for the first six months of 2020, a 188% increase compared to the same period in 2019
- **20,000+ Shareholders**: StartEngine has already raised $30M+ for StartEngine itself from over 20,000 investors.
- **10% Reservation Bonus**: Reservation holders in our test the waters campaign will earn 10% bonus shares if they convert their reservation into an investment, if and when our offering goes live.

With $57M raised for companies on StartEngine in Q1 this year, we are showing no signs of slowing our growth. You can reserve your investment in StartEngine for as little as $515.

Reserve Shares in StartEngine

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A.

AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT CAN BE ACCESSED HERE.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION.

AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST.

KEVIN O'LEARY IS A PAID SPOKESPERSON FOR STARTENGINE. READ THE 17-B DISCLOSURE HERE.
